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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Cabot Industrial Trust, dated March 27, 1998, Cabot Partners Limited Partnership, dated March 27, 1998, Existing Investors Property Group, dated July 13, 1998, Prudential Properties Group, dated July 13, 1998, West Coast Industrial, LLC, dated June 30, 1998, The 4 B's, dated August 3, 1998, Seefried Properties Group, dated June 30, 1998, Prudential Properties Group II, dated June 30, 1998, DFW Trade Center I, L.P., Buildings 1, 2 and 3, dated June 30, 1998, 1055 Dornoch Court, San Diego, CA, dated June 30, 1998, Hampden I and II Properties Group, dated June 30, 1998, South Royal Associates Properties Group, dated June 30, 1998, Joseph A. Leroy Family LP Property, dated June 30, 1998, Raco/Melaver, L.L.C., dated June 30, 1998, TLI/Cahill Partnership--Spiral Drive, dated June 30, 1998, Terraden/Ontario, I L.P., dated June 30, 1998, Kojo Building Property Group, dated June 30, 1998, Everest Investments Limited Partnership Property Group, dated July 10, 1998, Arizona Property, dated January 28, 1999, and Hemmer Properties Group, dated January 28, 1999, incorporated by reference into this registration statement of Cabot Industrial Trust on Form S-3.


                                        Arthur Andersen LLP

Boston, Massachusetts
January 29, 1999